FOR IMMEDIATE RELEASE

Western Union Launches New Platform Strategy and Provides
Three-Year Financial Outlook at 2019 Investor Day

Details Various Strategic Initiatives to Drive Revenue Growth and Profitability

●	Margin Growth: Targets approximately 23% operating margin by 2022
●	EPS Growth: Targets low double-digit EPS CAGR over the next 3 years
●	Revenue Growth: Opens cross-border platform to drive longer-term revenue opportunities

DENVER, September 24, 2019: The Western Union Company (NYSE: WU), a global leader in cross-border, cross-currency money movement and payment services, will host a meeting with investors and analysts today where it will provide an update on the Company’s platform strategy, present a new three-year financial outlook, and detail plans for how it will serve as a money movement and global payments engine for a wider set of consumers and businesses.

The Company’s new strategy is designed to capitalize on Western Union’s unique cross-border strengths, to meet increasing demand from global consumers and businesses for fast and reliable cross-border money transfer and payment solutions. This strategy is enabled by Western Union’s continued investment in key capabilities such as digital, real-time account payout, compliance, and artificial intelligence, which have positioned the Company to operate one of the most holistic and versatile payment engines in the world.

As part of the new strategy, the Company will aim to grow its core consumer-to-consumer business as well as other payment segments where global organizations can leverage Western Union’s cross-border solutions to expand into new markets or better serve existing customers. At its Investor Day, the Company will detail existing partnerships in each of these areas and strategies to further accelerate growth in the future.

“Our resilient business gave us the opportunity to develop the long-term vision and three-year financial targets we’re unveiling today,” said Western Union CEO Hikmet Ersek. “Going forward, we expect to drive additional profitable growth for shareholders and more value to customers through new products, expanded service offerings and partnerships that leverage our industry leading capabilities, powered by a unique cross-border platform of unmatched global scale.”

Financial Outlook

At Investor Day, Western Union will provide three-year financial targets, including an approximately 23% operating margin by 2022 and a low double-digit EPS CAGR through 2022, compared to the Company’s 2019 adjusted EPS.

The operating margin and EPS targets are based on an assumed 2020-2022 revenue CAGR of 2% to 3%, compared to the 2019 revenue base excluding divestitures (2019 GAAP revenue includes approximately $130 million related to the Speedpay and Paymap divested businesses). The assumed revenue CAGR reflects 2% to 3% growth in consumer money transfer, driven by westernunion.com and other third-party digital services, and mid-single digit growth from Business Solutions.

The operating profit margin and EPS targets also reflect $150 million in total annual savings expected by 2022, including $100 million from the restructuring announced on August 1, 2019. In addition to the restructuring, the Company expects to achieve further operating efficiencies from initiatives aimed at optimizing commissions and reducing third-party spending. These initiatives are expected to contribute $50 million in annual savings to operating profit by 2022, which is net of reinvestment in the business.

“The targets we have announced today build on our proven strong foundation and financial profile,” said CFO Raj Agrawal. “This foundation gives us the power to invest in our cross-border platform capabilities while continuing to return significant levels of capital to shareholders.”

Over 2020-2022, the Company expects to generate more than $3 billion of operating cash flow and return approximately $2.5 billion to $3 billion to shareholders through dividends and share repurchases.

The Company also affirmed its full-year financial outlook for 2019, which was previously provided on August 1, 2019.

Long-Term Revenue Acceleration Opportunities

In addition to its three-year financial targets, the Company has embarked on a platform strategy designed to more fully leverage the Company’s assets, commercializing them further with third parties across multiple sectors. The Company expects to achieve this through:

-	Partnerships where it provides customized payments solutions to organizations such as e-Commerce businesses expanding into emerging markets
-	End-to-end cross-border solutions to third-party organizations to solve their consumer money transfer needs
-	Cross-border services, such as foreign exchange and cash management, for institutions
-	Additional financial products for consumers

The Company sees incremental opportunity over the long term from such services as it transitions its platform strategy from a proof-of-concept to a scale-up phase.

The Investor Day event will be webcast and the full investor presentation is available at http://ir.westernunion.com. Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at http://ir.westernunion.com.

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Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "targets," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the "Risk Factors" section and throughout the Annual Report on Form 10-K for the year ended December 31, 2018. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic downturns and trade disruptions, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including electronic, mobile and Internet-based services, card associations, and card-based payment providers, and with digital currencies and related protocols, and other innovations in technology and business models; political conditions and related actions, including trade restrictions and government sanctions, in the United States and abroad which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents or clients; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; mergers, acquisitions, and the integration of acquired businesses and technologies into our Company, divestitures, and the failure to realize anticipated financial benefits from these transactions, and events requiring us to write down our goodwill; decisions to change our business mix; failure to manage credit and fraud risks presented by our agents, clients and consumers; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place, including due to increased costs or loss of business as a result of increased compliance requirements or difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; changes in tax laws, or their interpretation, including with respect to United States tax reform legislation enacted in December 2017 (the "Tax Act"), any subsequent regulation, and potential related state income tax impacts, and unfavorable resolution of tax contingencies; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from business transformation, productivity and cost-savings, and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations in the United States and abroad, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, and immigration; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with the settlement agreements with the United States Department of Justice, certain United States Attorney's Offices, the United States Federal Trade Commission, the Financial Crimes Enforcement Network of the United States Department of Treasury, and various state attorneys general (the "Joint Settlement Agreements"), and those associated with the January 4, 2018 consent order which resolved a matter with the New York State Department of Financial Services (the "NYDFS Consent Order"); liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory enforcement actions, including costs, expenses, settlements and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy and data use and security, including with respect to the General Data Protection Regulation ("GDPR") approved by the European Union ("EU"); failure to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities in the United States and abroad related to consumer protection and derivative transactions; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations or industry standards affecting our business; and (iii) other events, such as: catastrophic events; and management's ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a global leader in cross-border, cross-currency money movement. Our omnichannel platform connects the digital and physical worlds and makes it possible for consumers and businesses to send and receive money and make payments with speed, ease, and reliability. As of June 30, 2019, our network included over 550,000 retail agent locations offering our branded services in more than 200 countries and territories, with the capability to send money to billions of accounts. Additionally, westernunion.com, our fastest growing channel in 2018, is available in more than 70 countries, plus additional territories, to move money around the world. With our global reach, Western Union moves money for better, connecting family, friends and businesses to enable financial inclusion and support economic growth. For more information, visit www.westernunion.com.

WU-G

Contacts:

Media Relations:

Pia De Lima

+1 (786) 857-5050

Pia.DeLima@westernunion.com

Investor Relations:

Brad Windbigler

+1(720) 332-2510

brad.windbigler@westernunion.com

THE WESTERN UNION COMPANY
NON-GAAP FINANCIAL MEASURES
(Unaudited)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business because they provide consistency and comparability to prior periods. A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below.

These non-GAAP financial measures include the following: (1) Operating cash flow, adjusted, excluding cash outflows for IRS agreement, NYDFS Consent Order, and WU Way business transformation payments, (2) Operating income, adjusted, excluding acquisition and divestiture costs, goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements, and WU Way business transformation expenses, (3) Operating margin, adjusted, excluding acquisition and divestiture costs, goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements, and WU Way business transformation expenses, (4) Operating margin outlook, adjusted, excluding restructuring-related expenses and acquisition and divestiture costs, (5) Earnings per share outlook, adjusted, excluding restructuring-related expenses, acquisition and divestiture costs, and net gain on sales of Speedpay and Paymap, and (6) Operating cash flow outlook, adjusted, excluding estimated cash payments related to restructuring-related expenses, acquisition and divestiture costs, and impact from tax payments related to net gain on Speedpay and Paymap divestitures, net of related reductions to tax payments.

2019 Investor Day Reconciliation of Non-GAAP to GAAP Financial Measures

	FY 2018
Operating cash flow, as reported (GAAP) ($- ten millions)	$820
IRS agreement (a)	120
NYDFS Consent Order (b)	60
WU Way business transformation payments (c)	30
Operating cash flow, adjusted, excluding cash outflows for IRS agreement, NYDFS Consent Order, and WU Way business transformation payments	$1,030

	FY 2018	FY 2017
Operating income, as reported (GAAP) ($- millions)	$1,122.1	$475.8
Acquisition and divestiture costs (d)	14.9	0.8
Goodwill impairment (e)	N/A	464.0
NYDFS Consent Order (b)	N/A	60.0
Joint Settlement Agreements (f)	N/A	8.0
WU Way business transformation expenses (c)	N/A	94.4
Operating income, adjusted, excluding acquisition and divestiture costs, goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements, and WU Way business transformation expenses	$1,137.0	$1,103.0
Operating margin, as reported (GAAP)	20.1%	8.6%
Operating margin, adjusted, excluding acquisition and divestiture costs, goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements, and WU Way business transformation expenses	20.3%	20.0%

2019 Investor Day Reconciliation of Non-GAAP to GAAP Financial Measures - 2019 Outlook

	FY 2019 Outlook
Operating margin (GAAP)	18%
Impact from restructuring-related expenses and acquisition and divestiture costs (d) (h)	2%
Operating margin, adjusted, excluding restructuring-related expenses and acquisition and divestiture costs	20%

	FY 2019 Outlook
	Range
Earnings per share (GAAP) ($- dollars)	$2.47	$2.57
Impact from restructuring-related expenses and acquisition and divestiture costs (d) (h)	0.23	0.23
Impact from net gain on sales of Speedpay and Paymap ($- dollars) (g)	(1.00)	(1.00)
Earnings per share, adjusted, excluding restructuring-related expenses, acquisition and divestiture costs, and net gain on sales of Speedpay and Paymap ($- dollars)	$1.70	$1.80

	FY 2019 Outlook
Operating cash flow (GAAP) ($- millions)	$800
Impact from estimated cash payments related to restructuring-related expenses and acquisition and divestiture costs ($- millions) (d) (h)	60
Impact from tax payments related to net gain on Speedpay and Paymap divestitures, net of related reductions to tax payments ($- millions) (g)	90
Operating cash flow, adjusted, excluding estimated cash payments related to restructuring-related expenses, acquisition and divestiture costs, and impact from tax payments related to net gain on Speedpay and Paymap divestitures, net of related reductions to tax payments ($- millions)	$950

THE WESTERN UNION COMPANY
NOTES TO NON-GAAP AND GAAP FINANCIAL MEASURES
(Unaudited)

Non-GAAP related notes:

(a)	Represents tax payments, including accrued interest, net of related tax benefits made to the Internal Revenue Service ("IRS") in connection with the restructuring of our international operations in 2003, as further described in our 2018 Annual Report on Form 10-K.

(b)	Represents the impact from an accrual for a consent order with the New York State Department of Financial Services ("NYDFS"), as described in our Form 8-K filed with the Securities and Exchange Commission on January 4, 2018 (referred to as the "NYDFS Consent Order"). Amounts related to the NYDFS Consent Order were recognized in the second and fourth quarters of 2017, and the expenses had no related income tax benefit. We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

(c)	Represents amounts related to transforming our operating model, focusing on technology transformation, network productivity, customer and agent process optimization, and organizational redesign to better drive efficiencies and growth initiatives ("WU Way business transformation"). Amounts related to the WU Way business transformation were recognized beginning in the second quarter of 2016, and each subsequent quarter in 2017. We believe that, by excluding the effects of significant charges associated with the transformation of our operating model that can impact operating trends, management and investors are provided with a measure that increases the comparability of our other underlying operating results. Although the expenses related to the WU Way are specific to that initiative, the types of expenses related to the WU Way initiative are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future.

(d)	Represents the impact from expenses incurred in connection with our acquisition and divestiture activity, including the Speedpay and Paymap divestitures. We believe that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

(e)

Represents a non-cash goodwill impairment charge related to our Business Solutions reporting unit. The impairment primarily resulted from a decrease in projected revenue growth rates and EBITDA margins. These projections were reevaluated due to the declines in revenues and operating results recognized in the fourth quarter of 2017, which were significantly below management's expectations. Additionally, as disclosed in prior Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, the total estimated fair value of the Business Solutions reporting unit previously included value derived from strategies to optimize United States cash flow management and global liquidity by utilizing international cash balances (including balances generated by other operating segments) to initially fund global principal payouts for Business Solutions transactions initiated in the United States that would have been available to certain market participants. However, the December 2017 enactment of tax reform into United States law eliminated any fair value associated with these cash management strategies. We believe that, by excluding the effects of significant charges associated with non-cash impairment charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

(f)	Represents the impact from the settlement agreements related to (1) a Deferred Prosecution Agreement with the United States Department of Justice, and the United States Attorney's Offices for the Eastern and Middle Districts of Pennsylvania, the Central District of California, and the Southern District of Florida, (2) a Stipulated Order for Permanent Injunction and Final Judgment with the United States Federal Trade Commission, and (3) a Consent to the Assessment of Civil Money Penalty with the Financial Crimes Enforcement Network of the United States Department of Treasury (referred to above, collectively, as the "Joint Settlement Agreements"), to resolve the respective investigations of those agencies, as described in our Form 8-K filed with the Securities and Exchange Commission on January 20, 2017, and related matters. Amounts related to these matters were recognized in the second, third, and fourth quarters of 2016 and the full year 2016 results. Additionally, in the third quarter of 2017, we recorded an additional accrual in the amount of $8 million related to an independent compliance auditor, pursuant to the terms of the Joint Settlement Agreements. We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

(g)	On May 9, 2019, we completed the sale of our United States electronic bill payments business known as "Speedpay" to ACI Worldwide Corp. and ACW Worldwide, Inc. for approximately $750 million in cash. In addition, on May 6, 2019, we completed the sale of Paymap Inc. ("Paymap"), which provides electronic mortgage bill payment services, for contingent consideration and immaterial cash proceeds received at closing. Earnings per share has been adjusted to exclude the gain on the sales of Speedpay and Paymap and the income taxes on the gain, including the elimination of previously forecasted annual base-erosion anti-abuse taxes, has also been removed. Additionally, cash flows from operating activities outlook has been adjusted to exclude taxes paid on the gain from Speedpay and Paymap divestitures, net of related reductions to previously expected base-erosion anti-abuse tax payments. We have included this information because management believes that presenting these measures as adjusted to exclude divestitures will provide investors with a more meaningful comparison of results within the periods presented.

(h)	Represents impact from expenses incurred in connection with an overall restructuring plan, approved by the Company's Board of Directors on August 1, 2019, to improve the Company's business processes and cost structure by reducing the Company's headcount and consolidating various facilities. While these expenses are specific to this initiative, the types of expenses related to this initiative are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future. We believe that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.